UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
November 6, 2018
Keurig Dr Pepper Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33829	98-0517725
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)
53 South Avenue, Burlington, Massachusetts 01803
(Address of principal executive offices, including zip code)
781-418-7000
(Registrant’s telephone number including area code)
Not Applicable
(Former name or former address if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-14(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

INTRODUCTORY NOTE
On January 29, 2018, Dr Pepper Snapple Group, Inc. ("DPS") entered into an Agreement and Plan of Merger (the "Merger Agreement") by and among DPS, Maple Parent Holdings Corp. (“Maple”) and Salt Merger Sub, Inc., a wholly-owned subsidiary of DPS (“Merger Sub”), whereby Merger Sub would merge with and into Maple, with Maple surviving the merger as a wholly-owned subsidiary of the Company (the “Transaction”).
Upon consummation of the Transaction, which occurred on July 9, 2018, DPS was renamed Keurig Dr Pepper Inc. ("KDP" or the "Company"). KDP continues to operate as a public company traded on the New York Stock Exchange under the ticker symbol "KDP". KDP now conducts the combined business operations of DPS and Maple, including Keurig Green Mountain, Inc. ("Keurig").
Item 8.01 Other Events.
In connection with the consummation of the Transaction, the Company is providing certain information related to the Company, DPS, and Maple. This information is attached hereto as Exhibit 99.1 and incorporated by reference herein.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

EXHIBIT
NUMBER	DESCRIPTION

99.1	Keurig Dr Pepper Inc. Unaudited Pro Forma Results by Quarter and Related Non-GAAP Reconciliations

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

KEURIG DR PEPPER INC.
Date: November 6, 2018
	By:	/s/ James L. Baldwin
		Name:	James L. Baldwin
		Title:	Chief Legal Officer and General Counsel